                                                                EXHIBIT 10.14(a)




                            STOCK PURCHASE AGREEMENT

                                 BY AND BETWEEN

                         BARRIER FILMS LTD. - NEW YORK

                                      AND

                              OUTLOOK GROUP CORP.

                            DATED AS OF MAY 12, 1997
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                               TABLE OF CONTENTS

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RECITALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1

ARTICLE I DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . .     1
      1.1   Accounts . . . . . . . . . . . . . . . . . . . . . . . . .     1
      1.2   Agreement  . . . . . . . . . . . . . . . . . . . . . . . .     1
      1.3   Assets . . . . . . . . . . . . . . . . . . . . . . . . . .     1
      1.4   Breakup Event  . . . . . . . . . . . . . . . . . . . . . .     1
      1.5   Breakup Fee  . . . . . . . . . . . . . . . . . . . . . . .     2
      1.6   Buildings  . . . . . . . . . . . . . . . . . . . . . . . .     2
      1.7   Buyer  . . . . . . . . . . . . . . . . . . . . . . . . . .     2
      1.8   Closing  . . . . . . . . . . . . . . . . . . . . . . . . .     2
      1.9   Closing Balance Sheet  . . . . . . . . . . . . . . . . . .     2
      1.10  Closing Date . . . . . . . . . . . . . . . . . . . . . . .     2
      1.11  Company  . . . . . . . . . . . . . . . . . . . . . . . . .     2
      1.12  Contracts  . . . . . . . . . . . . . . . . . . . . . . . .     2
      1.13  Disclosure Schedule  . . . . . . . . . . . . . . . . . . .     2
      1.14  Earn-Out Payment . . . . . . . . . . . . . . . . . . . . .     2
      1.15  Employment Agreements  . . . . . . . . . . . . . . . . . .     3
      1.16  Equipment  . . . . . . . . . . . . . . . . . . . . . . . .     3
      1.17  Financial Statements . . . . . . . . . . . . . . . . . . .     3
      1.18  Initial Cash Payment . . . . . . . . . . . . . . . . . . .     3
      1.19  Inventory  . . . . . . . . . . . . . . . . . . . . . . . .     3
      1.20  Law  . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
      1.21  Lien . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
      1.22  Litigation . . . . . . . . . . . . . . . . . . . . . . . .     3
      1.23  OGC  . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
      1.24  OGC's Knowledge  . . . . . . . . . . . . . . . . . . . . .     3
      1.25  Permits  . . . . . . . . . . . . . . . . . . . . . . . . .     3
      1.26  Real Properties  . . . . . . . . . . . . . . . . . . . . .     4
      1.27  Rebate and Supply Agreement  . . . . . . . . . . . . . . .     4
      1.28  Secured Promissory Note  . . . . . . . . . . . . . . . . .     4
      1.29  Security Agreement . . . . . . . . . . . . . . . . . . . .     4
      1.30  September Balance Sheet  . . . . . . . . . . . . . . . . .     4
      1.31  Stock  . . . . . . . . . . . . . . . . . . . . . . . . . .     4
      1.32  Total Purchase Price . . . . . . . . . . . . . . . . . . .     4
      1.33  Working Capital Adjustment . . . . . . . . . . . . . . . .     4



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
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ARTICLE II  PURCHASE AND SALE; WORKING CAPITAL ADJUSTMENT; EARN-
      OUT PAYMENT  . . . . . . . . . . . . . . . . . . . . . . . . . .     5
      2.1   Purchase and Sale  . . . . . . . . . . . . . . . . . . . .     5
      2.2   Payment of Purchase Price  . . . . . . . . . . . . . . . .     5
      2.3   Liabilities Adjustment . . . . . . . . . . . . . . . . . .     5
      2.4   Working Capital Adjustment . . . . . . . . . . . . . . . .     5
      2.5   Earn-Out Payment . . . . . . . . . . . . . . . . . . . . .     6
      2.6   Rebate and Supply Arrangement  . . . . . . . . . . . . . .     7
      2.7   Retained Accounts Receivable . . . . . . . . . . . . . . .     7
      2.8   Hoaglund Payment . . . . . . . . . . . . . . . . . . . . .     7

ARTICLE III REPRESENTATIONS AND WARRANTIES OF OGC  . . . . . . . . . .     8
      3.1   Ownership of Purchased Shares  . . . . . . . . . . . . . .     8
      3.2   Enforceability; Conflicting Obligations  . . . . . . . . .     8
      3.3   No Broker  . . . . . . . . . . . . . . . . . . . . . . . .     8
      3.4   Organization; Authority  . . . . . . . . . . . . . . . . .     8
      3.5   Capitalization . . . . . . . . . . . . . . . . . . . . . .     8
      3.6   No Violation or Conflict . . . . . . . . . . . . . . . . .     9
      3.7   Title to and Condition of Assets . . . . . . . . . . . . .     9
      3.8   Litigation . . . . . . . . . . . . . . . . . . . . . . . .     9
      3.9   Financial Statements . . . . . . . . . . . . . . . . . . .    10
      3.10  Absence of Certain Changes . . . . . . . . . . . . . . . .    10
      3.11  Contracts  . . . . . . . . . . . . . . . . . . . . . . . .    10
      3.12  No Violation of Law  . . . . . . . . . . . . . . . . . . .    10
      3.13  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . .    10
      3.14  Permits  . . . . . . . . . . . . . . . . . . . . . . . . .    10
      3.15  Governmental Approvals . . . . . . . . . . . . . . . . . .    11

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF THE BUYER  . . . . . . .    11
      4.1   Organization; Authority  . . . . . . . . . . . . . . . . .    11
      4.2   Authorization; Enforceability  . . . . . . . . . . . . . .    11
      4.3   No Violation or Conflict . . . . . . . . . . . . . . . . .    11
      4.4   No Broker  . . . . . . . . . . . . . . . . . . . . . . . .    11
      4.5   Litigation . . . . . . . . . . . . . . . . . . . . . . . .    11
      4.6   Consents and Approvals . . . . . . . . . . . . . . . . . .    11

ARTICLE V   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE BUYER . . .    12
      5.1   Representations and Warranties . . . . . . . . . . . . . .    12
      5.2   Compliance with Agreement  . . . . . . . . . . . . . . . .    12
      5.3   Proceedings Taken  . . . . . . . . . . . . . . . . . . . .    12
      5.4   No Litigation  . . . . . . . . . . . . . . . . . . . . . .    12
      5.5   No Adverse Change  . . . . . . . . . . . . . . . . . . . .    12
      5.6   Material Damage to the Business or the Assets  . . . . . .    12





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
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      5.7   Conveyance of Stock  . . . . . . . . . . . . . . . . . . .    12
      5.8   Repayment of Loans . . . . . . . . . . . . . . . . . . . .    12
      5.9   Closing Balance Sheet  . . . . . . . . . . . . . . . . . .    13
      5.10  Rebate and Supply Agreement  . . . . . . . . . . . . . . .    13
      5.11  Other Documents  . . . . . . . . . . . . . . . . . . . . .    13
      5.12  Approvals and Consents . . . . . . . . . . . . . . . . . .    13
      5.13  Books and Records  . . . . . . . . . . . . . . . . . . . .    13

ARTICLE VI  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF OGC . . . . . .    13
      6.1   Representations and Warranties . . . . . . . . . . . . . .    13
      6.2   Compliance with Agreement  . . . . . . . . . . . . . . . .    13
      6.3   Proceedings Taken  . . . . . . . . . . . . . . . . . . . .    13
      6.4   No Litigation  . . . . . . . . . . . . . . . . . . . . . .    14
      6.5   Employment Agreement and Related Consents  . . . . . . . .    14
      6.6   Third Party Consents . . . . . . . . . . . . . . . . . . .    14
      6.7   Deliveries at Closing  . . . . . . . . . . . . . . . . . .    14

ARTICLE VII  INDEMNITIES . . . . . . . . . . . . . . . . . . . . . . .    14
      7.1   OGC's Indemnity  . . . . . . . . . . . . . . . . . . . . .    14
      7.2   Buyer's Indemnity  . . . . . . . . . . . . . . . . . . . .    15
      7.3   Provisions Regarding Indemnities . . . . . . . . . . . . .    16

ARTICLE VIII  CERTAIN MATTERS PENDING THE CLOSING  . . . . . . . . . .    17
      8.1   Full Access  . . . . . . . . . . . . . . . . . . . . . . .    17
      8.2   Carry on in Regular Course . . . . . . . . . . . . . . . .    17
      8.3   Use of Assets  . . . . . . . . . . . . . . . . . . . . . .    17
      8.4   Preservation of Relationships  . . . . . . . . . . . . . .    17
      8.5   No Default . . . . . . . . . . . . . . . . . . . . . . . .    17
      8.6   Publicity  . . . . . . . . . . . . . . . . . . . . . . . .    18
      8.7   Insurance Policies . . . . . . . . . . . . . . . . . . . .    18
      8.8   Contracts and Commitments  . . . . . . . . . . . . . . . .    18
      8.9   Compliance with Laws . . . . . . . . . . . . . . . . . . .    18
      8.10  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . .    18
      8.11  Amendments . . . . . . . . . . . . . . . . . . . . . . . .    18

ARTICLE IX  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . .    18
      9.1   Termination  . . . . . . . . . . . . . . . . . . . . . . .    18
      9.2   Rights on Termination; Waiver  . . . . . . . . . . . . . .    18
      9.3   Survival of Representations and Warranties . . . . . . . .    19
      9.4   Entire Agreement; Amendment  . . . . . . . . . . . . . . .    19
      9.5   Expenses . . . . . . . . . . . . . . . . . . . . . . . . .    19
      9.6   Governing Law  . . . . . . . . . . . . . . . . . . . . . .    19
      9.7   Assignment . . . . . . . . . . . . . . . . . . . . . . . .    19




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
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      9.8   Notices  . . . . . . . . . . . . . . . . . . . . . . . . .    19
      9.9   Counterparts; Headings . . . . . . . . . . . . . . . . . .    20
      9.10  Interpretation . . . . . . . . . . . . . . . . . . . . . .    20
      9.11  Severability . . . . . . . . . . . . . . . . . . . . . . .    21
      9.12  No Reliance  . . . . . . . . . . . . . . . . . . . . . . .    21

    SIGNATURES . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22

LIST OF EXHIBITS

A. Rebate and Supply Agreement
B. Secured Promissory Note
C. Security Agreement




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

                            STOCK PURCHASE AGREEMENT


  THIS STOCK PURCHASE AGREEMENT is made as of the 12th day of May, 1997, by and between BARRIER FILMS LTD. - NEW YORK and OUTLOOK GROUP CORP.

                                    RECITALS

  WHEREAS, the Company is engaged in the business of manufacturing, distributing and selling co-extruded film and related materials;

  WHEREAS, OGC owns the Stock, which constitutes all of the issued and outstanding capital stock of the Company; and

  WHEREAS, OGC desires to sell the Stock to the Buyer and the Buyer desire to purchase the Stock from OGC.

  NOW THEREFORE, in consideration of the mutual covenants, conditions and agreements set forth herein, the sufficiency of which are hereby acknowledged, it is hereby agreed that:


                                   ARTICLE I
                                  DEFINITIONS

  When used in this Agreement, the following terms shall have the meanings specified below:

  1.1 Accounts. "Accounts" shall mean all accounts receivable of the Company (other than intercompany accounts involving OGC and its other subsidiaries).

  1.2 Agreement. "Agreement" shall mean this Stock Purchase Agreement, together with the Exhibits and Schedules attached hereto, as the same may be amended from time to time in accordance with the terms hereof.

  1.3 Assets. "Assets" shall mean the Accounts, the Contracts, the Buildings, the Equipment, the Inventory, the Permits, the Real Properties and any other assets of the Company.

  1.4 Breakup Event. "Breakup Event" shall mean (a) Buyer's failure to obtain the financing necessary to purchase the Stock or to otherwise make the various payments and deliveries at Closing as contemplated by this Agreement, or (b) Buyer's withdrawal of its proposal to acquire the Stock and such withdrawal is not due to OGC's failure to disclose any material fact to Buyer or the parties' failure to agree, after good faith negotiations, on the terms and conditions of the Note.

  1.5 Breakup Fee. "Breakup Fee" shall mean the payment by Buyer to OGC upon the occurrence of a Breakup Event of Fifty Thousand and no/100 Dollars ($50,000), as currently held in escrow in Buyer's Counsel's fiduciary escrow account.

  1.6 Buildings. "Buildings" shall mean all buildings, fixtures, structures and improvements leased or owned by the Company.

  1.7 Buyer. "Buyer" shall mean Barrier Films Ltd. - New York, a newly formed New York corporation controlled by Ronnie Shemesh, Yoram Shemesh and Joy Gross.

  1.8 Closing. "Closing" shall mean the conference to be held at 9:00 A.M. local time, on the Closing Date, at the offices of Quarles & Brady, 411 East Wisconsin Avenue, Milwaukee, Wisconsin 53202 or at such other time and place as the parties may mutually agree to in writing, at which the transactions contemplated by this Agreement shall be consummated.

  1.9 Closing Balance Sheet. "Closing Balance Sheet" shall mean the estimated balance sheet for the Company as of the Closing Date, to be prepared in good faith and delivered by OGC at the Closing. A final Closing Balance Sheet, certified by an executive officer of OGC, shall be prepared in good faith and delivered by OGC within 14 days after the Closing. The final Closing Balance Sheet shall be prepared in accordance with generally accepted accounting principles and on a basis consistent with the September Balance Sheet, except that the Inventory for purposes of the Closing Balance Sheet shall be valued in a manner consistent with the March 28, 1997 balance sheet.

  1.10 Closing Date. "Closing Date" shall mean May 12, 1997, or such other date as the parties may mutually agree to in writing.

  1.11 Company. "Company" shall mean Barrier Films Corporation, a Nevada corporation.

  1.12 Contracts. "Contracts" shall mean all of the contracts, agreements, leases and legally binding commitments, written and oral, to which the Company is a party or by which it is bound.

  1.13 Disclosure Schedule. "Disclosure Schedule" shall mean the disclosure schedule delivered by OGC to the Buyer contemporaneously with the execution and delivery of this Agreement and, as amended, on the Closing Date.

  1.14 Earn-Out Payment. "Earn-Out Payment" shall mean an amount equal to Five Hundred and no/100 Dollars ($500,000.00) to be paid by the Buyer to OGC pursuant to Section 2.4 hereof.

  1.15 Employment Agreements. "Employment Agreements" shall mean the Employment Agreements between the Company and each of William D. Wright, Bradley Abeson and Michael Hoaglund.

  1.16 Equipment. "Equipment" shall mean all machinery, vehicles, equipment (including so-called "Line No. 2"), furniture, fixtures, furnishings, molds, parts, office equipment, computers and other items of tangible personal property, which are either presently owned and used, or are owned and used on the Closing Date, by the Company, including without limitation those items of Equipment set forth on Schedule A attached hereto.

  1.17 Financial Statements. "Financial Statements" shall mean the unaudited balance sheet and income statement for the interim period ended September 27, 1996, as certified by an executive officer of OGC.

  1.18 Initial Cash Payment. "Initial Cash Payment" shall mean the cash payment from Buyer to OGC at Closing in the amount of Four Million Ninety-Six Thousand Six Hundred Ninety-Five and no/100 Dollars ($4,096,695.00) subject to adjustment as set forth in Sections 2.3 and 2.4 hereof.

  1.19 Inventory. "Inventory" shall mean all of the Company's inventories of raw materials, supplies, repair parts, works-in-process and finished goods.

  1.20 Law. "Law" means any federal, state, local or other law, statute, ordinance or similar governmental requirement, and any rule, regulation or order promulgated thereunder.

  1.21 Lien. "Lien" shall mean, with respect to any asset: (a) any mortgage, pledge, lien, charge, claim, restriction, reservation, condition, easement, covenant, lease, encroachment, title defect, imposition, security interest or other encumbrance of any kind; and (b) the interest of a vendor or lessor under any conditional sale agreement, financing lease or other title retention agreement relating to such asset.

  1.22 Litigation. "Litigation" shall mean all suits, audit inquiries, charges, litigation, arbitrations, proceedings, governmental investigations, citations and actions of any kind against or by the Company.

  1.23 OGC.  "OGC" shall mean Outlook Group Corp., a Wisconsin corporation.

  1.24 OGC's Knowledge. "OGC's Knowledge" shall mean the best knowledge and belief of the executive officers of OGC after reasonable inquiry of officers of the Company.

  1.25 Permits. "Permits" shall mean all permits, licenses, certifications and governmental authorizations required for the conduct of the Business or ownership or use of the Assets.





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



  1.26 Real Properties. "Real Properties" shall mean all real properties and improvements thereto owned or leased by the Company.

  1.27 Rebate and Supply Agreement. "Rebate and Supply Agreement" shall mean the rebate and supply agreement among the Company, World Class Film Corp. and OGC (solely on behalf of its operating subsidiary, Outlook Packaging, Inc.), regarding the supply of monolayer and co-extruded films to OGC, in the form set forth as Exhibit A attached hereto.

  1.28 Secured Promissory Note. "Secured Promissory Note" shall mean the secured promissory note from the Buyer to OGC delivered at Closing in the amount of Two Million Three Hundred Thousand and no/100 Dollars
($2,300,000.00), as adjusted, in the form set forth as Exhibit B attached hereto.

  1.29 Security Agreement. "Security Agreement" shall mean the Security Agreement made by the Company in favor of OGC, in the form set forth as Exhibit C attached hereto.

  1.30 September Balance Sheet. "September Balance Sheet" shall mean the Company's unaudited balance sheet as of September 27, 1996, as certified by an executive officer of OGC.

  1.31 Stock. "Stock" shall mean all 91,100 shares of the common stock, $.01 par value, of the Company issued and outstanding now and at the Effective Time of Closing, which shares represent, all of the issued and outstanding equity securities of the Company.

  1.32 Total Purchase Price. "Total Purchase Price" shall mean: (a) Six Million Eight Hundred Ninety-Six Thousand Six Hundred Ninety-Five and no/100 Dollars ($6,896,695.00), less the liabilities shown on the Closing Balance Sheet and assumed by the Buyer as set forth in Section 2.3 hereof, consisting of the Initial Cash Payment, the Secured Promissory Note and the Earn-Out Payment; (b) plus or minus the Working Capital Adjustment. The Total Purchase Price as finally determined shall be reflected on a closing statement.

  1.33 Working Capital Adjustment. "Working Capital Adjustment" shall mean the adjustment to the Initial Cash Payment and Total Purchase Price, as set forth in Section 2.4 hereof.

                                   ARTICLE II
                 PURCHASE AND SALE; WORKING CAPITAL ADJUSTMENT;
                                EARN-OUT PAYMENT

  2.1 Purchase and Sale. At the Closing, and upon all of the terms and subject to all of the conditions of this Agreement, OGC shall sell, assign, convey and deliver to the Buyer, and the Buyer shall purchase and accept from OGC, the Stock free and clear of all Liens.

  2.2 Payment of Purchase Price. At the Closing, upon delivery of the Stock free and clear of all Liens, and upon all of the terms and subject to all of the conditions of this Agreement, the Buyer shall pay and/or deliver to OGC the following as part of the Total Purchase Price:

       (a)   The Initial Cash Payment, as adjusted pursuant to Sections 2.3 and
2.4 hereof, to be paid by certified or bank cashier's check made in the name of OGC or by wire transfer into an account designated by OGC; and

       (b)   The Secured Promissory Note.

  2.3 Liabilities Adjustment. As soon as practicable after the execution of this Agreement and in any event not less than one week prior to the Closing Date, OGC shall deliver to the Buyer a pro forma Closing Balance Sheet setting forth the estimated liabilities which will be assumed by the Buyer and applied to reduce the Total Purchase Price as set forth below. At the Closing, OGC shall deliver to the Buyer an estimated Closing Balance Sheet, together with an itemized list of the liabilities stated thereon to be assumed by the Buyer. Such Closing Balance Sheet shall exclude all debts and liabilities of the Company to be retained by OGC (including bank debt and intercompany account balances). The Buyer shall have the right, in its reasonable discretion, not to assume certain liabilities stated on the Closing Balance Sheet, in which event any such liabilities will be retained by OGC and not be applied to reduce the Purchase Price. All of the liabilities stated on the Closing Balance Sheet to be assumed by the Buyer shall reduce the Initial Cash Payment on a dollar-for-dollar basis. Within 14 days following the Closing Date, OGC shall deliver to the Buyer a final Closing Balance Sheet and itemized list of the liabilities stated thereon assumed by the Buyer, and any difference between the amount of the liabilities as shown on such final Closing Balance Sheet and those shown on the estimated Closing Balance Sheet shall be applied to increase or decrease, as the case may be, the amounts otherwise payable following the Closing Date under Section 2.4 below. The Buyer agrees to assume all of the liabilities shown on the final Closing Balance Sheet which are applied to reduce the Initial Cash Payment, and OGC shall be responsible for all debts, obligations and liabilities which should have been shown on such Closing Balance Sheet but which were not.

  2.4 Working Capital Adjustment. At the Closing, OGC shall deliver to the Buyer its determination of the Working Capital Adjustment (as defined below), based on amounts shown on the estimated Closing Balance Sheet. OGC shall permit the Buyer (or its





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

representatives) to observe the taking of any Inventory, and to receive copies of invoices and other documents supporting the Accounts and liabilities assumed by the Buyer, in connection with the preparation of the Closing Balance Sheet and Working Capital Adjustment. The Working Capital Adjustment shall be equal to the aggregate value of the Company's Accounts and Inventory as shown on the Closing Balance Sheet minus the value of such items as shown on the September Balance Sheet; provided, however, that the value of Retained Accounts (as defined in Section 2.7 hereof) shall be excluded from the Closing Balance Sheet for purposes of determining the Working Capital Adjustment and shall, therefore, reduce the Initial Cash Payment and the Total Purchase Price. The Inventory on the Closing Balance Sheet will be valued in a manner consistent with the manner of valuing the Inventory on the March 28, 1997 balance sheet. The Working Capital Adjustment shall be applied, dollar for dollar, to the Initial Cash Payment. Within 14 days following the Closing Date, OGC shall deliver to the Buyer a final Working Capital Adjustment based on a final Closing Balance Sheet. The Working Capital Adjustment, as finally determined (plus or minus any difference between the amount of the assumed liabilities estimated at Closing and finally determined under Section 2.3 above), shall be paid by the Buyer or OGC, as the case may be, interest free, within 90 days following the Closing Date.

  2.5 Earn-Out Payment. In addition, as part of the Total Purchase Price, the Buyer shall pay to OGC the Earn-Out Payment pursuant to the following payment schedule:

       (a) One percent (1%) of the Company's gross sales during the first year following the Closing Date;

       (b) Two percent (2%) of the Company's gross sales during each of the second, third, fourth and fifth years following the Closing Date;

       (c) Three percent (3%) of all Company sales made to and paid for by OGC during each of the first, second, third, fourth and fifth years following the Closing Date.

  The Buyer shall determine and pay such portions of the Earn-Out Payment within 60 days following the end of each applicable year, which determination shall be subject to review and audit by OGC. If any inaccuracy in the Buyer's determination of the Royalties is discovered by OGC in its review and/or audit, the Buyer shall be responsible for reimbursing OGC for its costs and expenses incurred in connection with such review and/or audit.

  Notwithstanding the above schedule for making the Earn-Out Payment, the minimum payments to be paid to OGC shall be $50,000 in the first year, $75,000 in the second year, $100,000 in the third year, $125,000 in the fourth year, and $150,000 in the fifth and final year, for a total of $500,000. Any accrued portion of the Earn-Out Payment which is not paid when due shall bear interest at 12% per annum. Notwithstanding anything herein to the contrary, the total amount of the Earn-Out Payment shall not exceed $500,000 (plus any applicable interest upon default) under any circumstances.

  2.6 Rebate and Supply Arrangement. Upon Closing, OGC shall and Buyer shall cause the Company and World Class Film Corp. ("World Class") to enter into the Rebate and Supply Agreement. As consideration for OGC's agreement to enter into the Rebate and Supply Agreement and for the other business opportunities available as a result of the transactions contemplated by this Agreement and the Rebate and Supply Agreement, the Company agrees to secure such obligations by granting to OGC a qualified secondary security interest in the Company's assets, as set forth in the Security Agreement.

  2.7  Retained Accounts Receivable.

       (a) The parties agree that the Wesprint account receivable (the "Wesprint Account") set forth on the Closing Balance Sheet shall be retained by OGC and not transferred to the Buyer. The retention of the Wesprint Account shall be excluded from the value of the Accounts set forth on the Closing Balance Sheet, which will reduce the Working Capital Adjustment and thus the Initial Cash Payment and the Total Purchase Price. OGC shall have the right to take such action as it deems necessary to collect the full amount on the Wesprint Account, provided that any collection efforts made by OGC shall not adversely affect the Company's continuing relationship (if any) with Wesprint. The Buyer shall provide reasonable cooperation to OGC in connection with OGC's collection efforts on the Wesprint Account. The Buyer agrees to provide a $50,000 line of credit to Wesprint, make arrangements with Wesprint for the weekly payment by Wesprint of amounts in excess of those otherwise payable by Wesprint on invoices provided by the Company and/or World Class after the Closing Date, and immediately forward to OGC any such excess amounts which will be applied to reduce the Wesprint Account. The Buyer shall also provide weekly payment reports with respect to the Wesprint Account and prompt notification of any failure by Wesprint to make payments on the Wesprint Account or otherwise.

       (b) The parties agree that accounts receivable from Davis-Standard, Mesa Fibres, Respire, Sierra Converting, Trico Converting and Dove Medical outstanding as of the Closing Date (together with the Wesprint Account, the "Retained Accounts") shall be retained by OGC and not transferred to the Buyer. The value of such Retained Accounts shall be excluded from the value of the Accounts set forth on the Closing Balance Sheet, which will reduce the Working Capital Adjustment and thus the Initial Cash Payment and the Total Purchase Price. OGC shall have the right to take such action as it deems necessary to collect the full amount on the Retained Accounts, and the Buyer agrees to immediately forward to OGC any amounts received by the Buyer relating to the Retained Accounts.

  2.8 Hoaglund Payment. The parties understand that Michael Hoaglund has indicated that he intends to retire. OGC and the Buyer agree to share equally the cost of any payments made to Michael Hoaglund in connection with continued short-term employment or retirement, provided that OGC shall not be responsible for paying more than $5,000. OGC's $5,000 payment obligation with regard to Michael Hoaglund shall reduce the Initial Cash Payment and thus the Total Purchase Price.

                                  ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF OGC

  OGC represents and warrants to the Buyer that, except as set forth on the Disclosure Schedule:

  3.1 Ownership of Purchased Shares. OGC owns and, at the Closing, will own of record and beneficially the Stock and has and, at the Closing, will have good and marketable title to the Stock free and clear of any and all Liens.

  3.2 Enforceability; Conflicting Obligations. OGC has full right, power, authority and capacity to enter into and perform this Agreement. All consents, approvals, authorizations and orders of, or other action by or filing with, any person, business entity, court or governmental authority or agency necessary for the execution, delivery and performance by OGC of this Agreement have been obtained, taken or made. This Agreement is OGC's valid and binding obligation, enforceable against OGC in accordance with its terms. The making, execution, delivery and performance of this Agreement do not violate, conflict with, or result in a default under, any material agreement to which OGC is a party or by which the Stock is bound, or any material Law, order, rule, regulation, writ, injunction or decree having jurisdiction over OGC or the Stock.

  3.3 No Broker. OGC has not incurred any brokers', finders' or similar fee in connection with the transactions contemplated by this Agreement.

  3.4 Organization; Authority. The Company is a corporation, duly and validly organized and existing and in good standing under the laws of the State of Nevada. The Company is qualified to do business in all other jurisdictions wherein the ownership or leasing of property by the Company, or the conduct of the Company's business, requires qualification as a foreign corporation. The Company has no subsidiaries and does not own, directly or indirectly, the capital stock of any other corporation or any interest in any partnership, joint venture or other business enterprise. The Company has full corporate power and authority and all necessary permits, licenses, approvals, authorizations, franchises and registrations to carry on its business as it is now conducted, and to own its assets and properties. The Company owns or has the right to use all Assets which are necessary for the operation of its business.

  3.5 Capitalization. The entire authorized capital stock of the Company consists solely of 200,000 shares of common stock, $.01 par value, of which 91,100 shares are issued and outstanding. All of the outstanding capital stock of the Company is duly authorized, validly issued, fully paid and nonassessable. There are no options, warrants, conversion or preemptive rights or other rights to subscribe for or purchase, or other commitments, arrangements, understandings or contracts with respect to, any capital stock of the Company. All of the issued and outstanding shares of capital stock of the Company are owned by OGC.

  3.6 No Violation or Conflict. The execution, delivery and performance of this Agreement by OGC do not and will not, in any material respect, conflict with, violate or constitute a default under any Law, judgment, order, decree, the Articles of Incorporation or Bylaws of OGC, the Company or any contract or agreement to which OGC or the Company is a party or by which OGC, the Company or the Stock is bound.

  3.7  Title to and Condition of Assets.

       (a) The Company owns good, valid and marketable title to all of the Assets it owns or purports to own, in all cases free and clear of any and all Liens.

       (b) The Buildings and Equipment are in good operating condition and repair, ordinary wear and tear excepted, are reasonably suited for the purposes for which they are used and are performing the functions for which they are intended. No notice of violation of any building, zoning or other law relating to their respective uses has been received by the Company.

       (c) The Inventory is of a quality and quantity merchantable and useable or saleable within a reasonable time period in the ordinary course of business.

       (d) All of the Accounts (other than the Retained Accounts) have arisen from bona fide transactions in the ordinary course of business and are valid and enforceable claims. No portion of any Account is subject to a counterclaim or set off or, to OGC's Knowledge, is in dispute. No payments due on any of the Accounts (other than the Retained Accounts) have been outstanding and unpaid or more than 90 days after billing.

       (e) All leases pursuant to which the Company leases from others material amounts of real or personal property (including Real Properties, Buildings and Equipment) and in full force and effect and constitute the legal and binding obligations of the Company and, to OGC's Knowledge, the other parties thereto. To OGC's Knowledge, no party is in default under any such leases. No such lease will require the consent of the lessor in connection with the transactions contemplated by this Agreement. The consummation of the transactions contemplated by this Agreement will not cause the termination of, or a breach, violation or default under, any such lease.

       (f) The Real Properties constitute all real property and improvements leased by the Company. The Company owns no real estate or other real property. OGC has no notice or knowledge of any planned or contemplated public improvements which may result in special assessments against the Real Properties or otherwise materially affect the availability of utility service or access to the Real Properties; or any increase in the assessed value of the Real Properties from any tax assessing authorities which would increase the estimated real estate taxes for the Real Properties.

  3.8 Litigation. The Company is not subject to any outstanding judgment, order, writ, injunction or decree of, or settlement agreement with, any person, corporation, business entity, court, arbitrator or governmental agency or authority, limiting, restricting or adversely affecting the Company or the Business. The Company is not a party to any pending or, to OGC's Knowledge, threatened Litigation.

  3.9 Financial Statements. The Financial Statements were prepared in accordance with generally accepted accounting principles consistently applied throughout all periods (other than the preparation of notes thereto and subject to normal year-end adjustments) and fairly present the financial condition and the results of operation of the Company as of the relevant date and for the periods thereof.

  3.10 Absence of Certain Changes. Since September 27, 1996, there has not been any, and no event has occurred and no facts or circumstances exist which, will likely result in any: (a) material adverse change in the financial condition, properties or operations of the Company; or (b) damage, destruction or loss which has materially and adversely affected, or will materially and adversely affect, the business or assets of the Company or the Stock.

  3.11 Contracts. Each of the Contracts is in full force and effect and constitutes the legal and binding obligation of the Company and, to OGC's Knowledge, the other parties thereto. To OGC's Knowledge, no party is in default under such Contracts. No Contract requires the written consent of, or prior notice to, any third party in connection with the transactions contemplated hereby.

  3.12 No Violation of Law. The Company is not in violation of any Permits, any Law, or any decree, judgment or order, or any zoning, building, planning, use or other similar restriction.

  3.13 Taxes. The Company has paid or made full and adequate provision for all federal, state and local taxes or other governmental charges (including all income, franchise, sales, payroll, property, employee withholding, social security and unemployment taxes) with respect to its business or the Assets prior to the date hereof. The Company has filed or will file all required returns and reports with respect to such taxes and charges. No deficiencies or claims for additional taxes have been proposed or assessed by the IRS or other governmental entity or taxing authority against either Company.

  3.14 Permits. The Company has all material Permits necessary for the ownership of the Assets and the operation of its business. The Company is operating in compliance with all such Permits. Each Permit has been lawfully and validly issued, and no proceeding is pending or, to OGC's Knowledge, threatened looking toward the revocation, suspension, termination or limitation of any Permit. The consummation of the transactions contemplated hereby will not result in the revocation, suspension, termination or limitation of any Permit, and no Permit will require the consent of, filing with or payment to its issuing authority as a result of the consummation of the transactions contemplated by this Agreement.

  3.15 Governmental Approvals. No permission, approval, determination, consent or waiver by, or any declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution, delivery and performance of this Agreement by the Company or OGC.


                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE BUYER

  The Buyer hereby represents and warrants to OGC that:

  4.1 Organization; Authority. The Buyer is a corporation, duly and validly organized and existing and in good standing under the laws of the State of New York. The Buyer has full corporate power and authority and all necessary permits, licenses, approvals, authorizations, franchises and registrations to carry on its business and to own its assets and properties. The Buyer has only recently been formed, and has nominal assets and liabilities.

  4.2 Authorization; Enforceability. The Buyer has full right, power, authority and capacity to execute, deliver and perform this Agreement and the other agreements and documents contemplated hereby. This Agreement and the Secured Promissory Note have been duly executed and delivered by the Buyer. This Agreement and the Secured Promissory Note are the Buyer's valid and binding obligations, enforceable against the Buyer in accordance with their respective terms.

  4.3 No Violation or Conflict. The making, execution, delivery and performance of this Agreement by the Buyer do not conflict with or violate any Law or agreement to which the Buyer is a party or by which the Buyer is bound.

  4.4 No Broker. The Buyer has not incurred any brokers', finders' or any similar fee in connection with the transactions contemplated by this Agreement.

  4.5 Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Buyer, threatened, by any person or governmental agency, involving the Buyer, which question the validity, legality or propriety of the transactions contemplated by this Agreement.

  4.6 Consents and Approvals. No permission, approval, determination, consent or waiver by, or any declaration, filing or registration with, or notice to any governmental or regulatory authority or third party is required in connection with the execution, delivery and performance of this Agreement by the Buyer.

                                   ARTICLE V
              CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE BUYER

  Each and every obligation of the Buyer to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of the following express conditions precedent:

  5.1 Representations and Warranties. The representations and warranties made by OGC in this Agreement shall be true and correct in all material respects as of the Closing Date with the same force and effect as though said representations and warranties had been made on the Closing Date.

  5.2 Compliance with Agreement. OGC shall have performed and complied with, in all material respects, its obligations under this Agreement which are to be performed or complied with by OGC prior to or on the Closing Date.

  5.3 Proceedings Taken. All proceedings, corporate or other, required to be taken by OGC in connection with the transactions contemplated by this Agreement shall have been taken, and all corporate approvals necessary for the execution, delivery and performance of this Agreement shall have been obtained by OGC.

  5.4 No Litigation. No investigation, suit, action or other proceeding shall be threatened or pending before any court or governmental agency that seeks the restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

  5.5 No Adverse Change. During the period from the date hereof to the Closing Date, there shall not have occurred any event, condition or fact which is materially adverse to the financial condition, properties, business or results of operations of the Company and which continues to exist on the Closing Date.

  5.6 Material Damage to the Business or the Assets. Between the date of this Agreement and the Closing Date, neither the Business nor the Assets shall have been materially and adversely affected by reason of any loss, taking, condemnation, destruction or physical damage, whether or not insured against.

  5.7 Conveyance of Stock. OGC shall have delivered to the Buyer certificates representing all of the Stock, free and clear of all Liens, which certificates shall be duly endorsed in blank or have duly executed stock powers attached thereto and shall otherwise be in proper form for transfer.

  5.8 Repayment of Loans. OGC shall have paid or made arrangements to repay all borrowings incurred by the Company, and all Liens on the Assets shall have been removed.

  5.9 Closing Balance Sheet. OGC shall have delivered to the Buyer the Closing Balance Sheet, together with a calculation of the Working Capital Adjustment.

  5.10 Rebate and Supply Agreement. OGC shall have delivered to the Buyer the Rebate and Supply Agreement, as properly executed and delivered.

  5.11 Other Documents. OGC shall have delivered to the Buyer such certificates and documents of officers of the Company and public officials as shall be reasonably requested by the Buyer's counsel to establish the existence and good standing of the Company and the due authorization of this Agreement and the transactions contemplated hereby by OGC and the Company, including (a) copies of the Articles of Incorporation of the Company, as amended to date, certified as of a recent date by appropriate governmental officials; and (b) certificates of appropriate governmental officials as to the good standing of the Company, dated as of a recent date, in its jurisdiction of organization and any other jurisdiction in which it is qualified to do business.

  5.12 Approvals and Consents. There shall have been secured such permissions, approvals, determinations, consents and waivers, if any, as may be required by Law, regulatory authorities or the Contracts in order to consummate the transactions contemplated by this Agreement.

  5.13 Books and Records. OGC shall have delivered to the Buyer all corporate minute books, stock transfer books, blank stock certificates and corporate seals of the Company. Copies of the same shall have been delivered to the Buyer at least one week prior to the Closing Date.


                                   ARTICLE VI
                 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF OGC

  Each and every obligation of OGC to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of the following express conditions precedent:

  6.1 Representations and Warranties. The representations and warranties made by the Buyer in this Agreement shall be true and correct as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date.

  6.2 Compliance with Agreement. The Buyer shall have performed and complied with all of their obligations under this Agreement which are to be performed or complied with by them prior to or on the Closing Date.

  6.3 Proceedings Taken. All proceedings, corporate or other, required to be taken by OGC in connection with the transactions contemplated by this Agreement shall have been taken, and all corporate approvals necessary for the execution, delivery and performance of this Agreement shall have been obtained by OGC.

  6.4 No Litigation. No investigation, suit, action or other proceeding shall be threatened or pending before any court or governmental agency that seeks the restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

  6.5 Employment Agreement and Related Consents. OGC shall have received the consents of each of the Company's employees under the Employment Agreements to the transactions contemplated hereby, and the Buyer shall have agreed to assume the Employment Agreements (other than the stock option provisions included therein and Michael Hoaglund's Employment Agreement due to his intention to retire).

  6.6 Third Party Consents. OGC shall have obtained all necessary governmental and third party consents and approvals for the consummation of the transactions contemplated by this Agreement.

  6.7 Deliveries at Closing. The Buyer shall have delivered and made to OGC the payments contemplated by Sections 2.2 and 2.3 hereof and shall have delivered the following documents, each properly executed and dated as of the Closing Date: (a) the Secured Promissory Note; (b) the Security Agreement; and
(c) the Rebate and Supply Agreement.


                                  ARTICLE VII
                                  INDEMNITIES

  7.1 OGC's Indemnity. Subject to the provisions of Section 7.3 hereof, OGC hereby indemnifies and holds the Buyer and their agents (the "Buyer Parties") harmless from and against, and agree to promptly defend the Buyer Parties from and reimburse the Buyer Parties for, any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind (including, without limitation, reasonable attorneys' fees, other legal costs and expenses, and costs and expenses relating to or resulting from any lawsuits, actions or proceedings, whether by a governmental agency or otherwise) which the Buyer Parties may at any time suffer or incur, or become subject to, as a result of or in connection with:

       (a) any breach or inaccuracy of any of the representations and warranties made by OGC in or pursuant to this Agreement;

       (b) any failure by OGC to carry out, perform, satisfy and discharge any of his or her covenants, agreements, undertakings, liabilities or obligations under this Agreement or under any of the documents and materials delivered by OGC pursuant to this Agreement;

       (c) any litigation or proceeding commenced after the Closing Date to the extent it results from activities conducted by the Company prior to the Closing Date;

       (d) any taxes owed in respect of the ownership and operation of the Company prior to the Closing Date;

       (e) the amount of the deferred income tax liabilities as shown on the Closing Balance Sheet, constituting book to tax differences in the method of depreciating certain of the Company's assets, when and as the accumulated tax benefit of accelerated depreciation of such assets for tax purposes reverses and becomes an aggregate net tax liability;

       (f) any debts, liabilities and obligations of the Company incurred prior to the Closing Date which should have been shown on the Closing Balance Sheet but which were not so shown (other than continuing obligations or future performance under the Contracts or outstanding purchase or sales orders and confirmations).

  7.2 Buyer's Indemnity. Subject to the provisions of Section 7.3 hereof, the Buyer hereby indemnify and hold OGC and its officers, directors, employees, subsidiaries, affiliates and agents (the "OGC Parties") harmless from and against, and agree to promptly defend OGC Parties from and reimburse OGC Parties for, any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind (including, without limitation, reasonable attorneys' fees and other legal costs and expenses, and costs and expenses relating to or resulting from any lawsuits, actions or proceedings, whether by a governmental agency or otherwise) which OGC Parties may at any time suffer or incur, or become subject to, as a result of or in connection with:

       (a) any breach or inaccuracy of any representations and warranties made by the Buyer in or pursuant to this Agreement;

       (b) any failure by the Buyer to carry out, perform, satisfy and discharge any of their covenants, agreements, undertakings or obligations under this Agreement, the Secured Promissory Note or under any of the documents and materials delivered by Buyer pursuant to this Agreement;

       (c) any taxes owed in respect of the ownership and operation of the Company on and after the Closing Date;

       (d) any debts, liabilities and obligations of the Company as shown on the final Closing Balance Sheet;

       (e) any debts, liabilities and obligations of the Buyer or the Company incurred on and after the Closing Date.

  7.3  Provisions Regarding Indemnities.

       (a) The amounts for which an indemnifying party shall be liable under Sections 7.1 and 7.2 of this Agreement shall be: (i) net of any tax benefit realized by the indemnified party by reason of the facts and circumstances giving rise to the liability; and (ii) calculated by taking into account any tax required to be paid by the indemnified party as a result of any payment made to the indemnified party pursuant to Sections 7.1, 7.2 and 7.3 of this Agreement, but not including any tax that arises as a result of a reimbursement for tax pursuant to this clause; and (iii) net of any insurance proceeds received by the indemnified party in connection with the facts giving rise to the right of indemnification.

       (b) The indemnified party shall promptly notify the indemnifying party in reasonable detail of any claim, demand, action or proceeding for which indemnification will be sought under Section 7.1, 7.2 or 7.3 of this Agreement, and if such claim, demand, action or proceeding is a third party claim, demand, action or proceeding, the indemnifying party will have the right at its expense to assume the defense thereof using counsel reasonably acceptable to the indemnified party. The indemnified party shall have the right to participate, at its own expense, with respect to any such third party claim, demand, action or proceeding. In connection with any such third party claim, demand, action or proceeding, the parties shall cooperate with each other and provide each other with access to relevant books and records in their possession. No such third party claim, demand, action or proceeding shall be settled without the prior written consent of the indemnified party, which shall not be unreasonably withheld. If a firm written offer is made to settle any such third party claim, demand, action or proceeding and the indemnifying party proposes to accept such settlement and the indemnified party refuses to consent to such settlement, then: (i) the indemnifying party shall be excused from, and the indemnified party shall be solely responsible for, all further defense of such third party claim, demand, action or proceeding; (ii) the maximum liability of the indemnifying party relating to such third party claim, demand, action or proceeding shall be the amount of the proposed settlement if the amount thereafter recovered from the indemnified party on such third party claim, demand, action or proceeding is greater than the amount of the proposed settlement; and (iii) the indemnified party shall pay all attorneys' fees and legal costs and expenses incurred after rejection of such settlement by the indemnified party, but if the amount thereafter recovered by such third party from the indemnified party is less than the amount of the proposed settlement, the indemnified party shall be reimbursed by the indemnifying party for such attorneys' fees and legal costs and expenses up to a maximum amount equal to the difference between the amount recovered by such third party and the amount of the proposed settlement.

       (c)   OGC shall not be required to indemnify the Buyer Parties under
Section 7.1 hereof unless and until the aggregate of the Buyer's losses, damages, costs, expenses, liabilities, obligations and claims subject to such indemnification obligation exceeds Fifty Thousand Dollars ($50,000), and then OGC shall be responsible for the first $50,000 of such losses, damages, costs, expenses, liabilities, obligations and claims in addition to any amounts in excess thereof.

       (d) The Buyer Parties agree that their indemnification rights under this Article VII shall be their exclusive remedy for any breach or inaccuracy of the representations and warranties made by OGC in or pursuant to this Agreement, except in instances of fraud or intentional misconduct on the part of OGC.


                                  ARTICLE VIII
                      CERTAIN MATTERS PENDING THE CLOSING

  From and after the date of this Agreement and until the Closing Date:

  8.1  Full Access.

       (a) The Buyer, and its authorized agents, officers and representatives, shall have full access to the Company's books, records and Assets, to conduct such examination and investigation of the Company as it deems necessary, provided that such examinations shall be during the Company's normal business hours and shall not unreasonably interfere with its operations and activities.

       (b) If the transactions provided for herein are not consummated, the Buyer, and its officers, agents and representatives, will hold in strict confidence, and not utilize in any manner, all information obtained from OGC, the Company and their officers, agents or representatives, excepting however, any such information which: (i) was or is in the public domain, (ii) was in fact known to the Buyer prior to disclosure to the Buyer by the Company or OGC,
(iii) is disclosed to the Buyer by a third party (other than officers, directors, employees and agents of the Company or OGC) who was not obligated to maintain the confidentiality of such information after disclosure by the Company or OGC, or (iv) thereafter through an act or failure to act on the part of the Company or OGC becomes information generally available to the public.

  8.2 Carry on in Regular Course. The Company shall diligently carry on its business in the regular course and substantially in the same manner as heretofore and shall not make or institute any unusual or novel methods of manufacture, purchase, sale, lease, management, accounting or operation.

  8.3 Use of Assets. The Company shall use, operate, maintain and repair the Assets in a normal business manner.

  8.4 Preservation of Relationships. The Company will use its reasonable best efforts to preserve its business intact, to retain the services of its employees, and to maintain business with suppliers, customers and others having business relationships with the Company.

  8.5 No Default. The Company shall not intentionally do any act or omit to do any act, or permit any act or omission to act, which will cause a breach of any of the Contracts.

  8.6 Publicity. No party shall make any further public announcement, issue any press release or otherwise make any communication to employees, suppliers and customers of either party or to the general public, without the prior written consent of the other party. Notwithstanding the above, the Buyer understands and agrees that OGC may be required to issue a press release regarding this Agreement or the transactions contemplated hereby pursuant to applicable securities laws and the rules of the Nasdaq National Market.

  8.7 Insurance Policies. The Company shall maintain all of its insurance policies in full force and effect.

  8.8 Contracts and Commitments. The Company shall not enter into any contract or commitment or engage in any transaction not in the usual and ordinary course of business and consistent with their normal business practices, and the Company shall not purchase, lease, sell or dispose of any capital asset other than in the ordinary course of business without the prior written consent of the Buyer.

  8.9 Compliance with Laws. The Company shall comply with all applicable Laws and orders of any court or federal, state, local or other governmental entity.

  8.10 Taxes. The Company shall file all federal and state tax returns which are required to be filed, and shall pay or make provision for the payment of all taxes owed by it.

  8.11 Amendments. OGC shall take no action to amend the Company's Articles of Incorporation or Bylaws, or make any change in its authorized or issued capital stock.


                                   ARTICLE IX
                                 MISCELLANEOUS

  9.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date, as follows: (a) by mutual written agreement of OGC and the Buyer; or (b) by the Buyer if any of the conditions set forth in Article V of this Agreement shall not have been fulfilled by the Closing Date, if any of the covenants set forth in Article VIII of this Agreement shall have been breached, or if the Closing shall not have occurred on or about May 15, 1997; or (c) by OGC if any of the conditions set forth in Article VI of this Agreement shall not have been fulfilled by the Closing Date or if the Closing shall not have occurred on or about May 15, 1997.

  9.2  Rights on Termination; Waiver.

       (a) If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under or pursuant to this Agreement shall terminate without further liability of any party to the others, except that the obligations under Sections 8.1(b), 9.2(b),





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

and 9.6 shall survive, and except further that nothing herein shall limit the right of any party to seek damages for breach of this Agreement. If any of the conditions set forth in Article V of this Agreement have not been satisfied or if any of the covenants set forth in Article VIII of this Agreement have not been complied with, the Buyer may nevertheless elect to proceed with the consummation of the transactions contemplated hereby, and if any of the conditions set forth in Article VI have not been satisfied, OGC may nevertheless elect to proceed with the consummation of the transactions contemplated hereby.

       (b) Notwithstanding any provision to the contrary contained herein, upon the occurrence of a Breakup Event, the Breakup Fee shall be paid to OGC.

  9.3 Survival of Representations and Warranties. All representations and warranties of the Buyer and OGC contained in this Agreement or made pursuant hereto shall survive the Closing Date and the consummation of the transactions contemplated by this Agreement.

  9.4 Entire Agreement; Amendment. This Agreement and the documents referred to herein and to be delivered pursuant hereto constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties, whether oral or written, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein. No amendment, supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement, whether or not similar, not shall such waiver constitute a continuing waiver unless otherwise expressly provided.

  9.5 Expenses. Whether or not the transactions contemplated by this Agreement are consummated, each of the parties hereto shall pay the fees and expenses of its respective counsel, accountants and other experts incident to the negotiation and preparation of this Agreement and consummation of the transactions contemplated hereby.

  9.6 Governing Law. This Agreement shall be construed and interpreted according to the laws of the State of New York, without giving effect to its choice of law provisions.

  9.7 Assignment. This Agreement shall not be assigned by any party without the prior written consent of the other party. Notwithstanding the above, the Buyer's post-closing obligations under this Agreement may be assigned to an affiliated entity so long as the ownership of such affiliated entity is substantially similar to that of the Buyer and such affiliated entity agrees in writing to honor all of the Buyer's obligations under this Agreement assigned to such entity.

  9.8 Notices. All communications or notices required or permitted by this Agreement shall be in writing and shall be deemed to have been given at the earlier of the date when actually delivered to an individual party or to an officer of a corporate party or





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

three (3) business days after deposited in the United States mail, certified or registered mail, postage prepaid, return receipt requested, and addressed as follows, or by fax, receipt confirmed, to the indicated number, unless and until either of such parties notifies the other in accordance with this Section of a change of address:

If to OGC:                              Outlook Group Corp.
                                        Attn:  Joseph J. Baksha, President and
                                         Chief Operating Officer
                                        1180 American Drive
                                        Neenah, WI  54956
                                        Fax: (414) 727-8529

                                        with a copy to:

                                        Quarles & Brady
                                        Attn:  Kenneth V. Hallett, Esq.
                                        411 East Wisconsin Avenue
                                        Milwaukee, WI  53202
                                        Fax: (414) 271-3552

If to the Buyer:                        Ronnie Shemesh
                                        c/o World Class Film Corp.
                                        78 Fernbrook Street
                                        Yonkers, NY  10705
                                        Fax: (914) 423-8004

                                        with a copy to:

                                        Norman Paul Weiss, Esq.
                                        110 Walt Whitman Road, Suite 105
                                        Huntington Station, New York  11746
                                        Fax: (516) 351-6910

  9.9 Counterparts; Headings. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement. The Table of Contents and Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

  9.10 Interpretation. Unless the context requires otherwise, all words used in this Agreement in the singular number shall extend to and include the plural, all words in the plural number shall extend to and include the singular, and all words in any gender shall extend to and include all genders.

  9.11 Severability. If any provision, clause, or part of this Agreement, or the application thereof under certain circumstances, is held invalid, the remainder of this Agreement, or the application of such provision, clause or part under other circumstances, shall not be affected thereby.

  9.12 No Reliance. No third party is entitled to rely on any of the representations, warranties and agreements of the Buyer and OGC contained in this Agreement. The parties hereto assume no liability to any third party because of any reliance on the representations, warranties and agreements of the Buyer or OGC contained in this Agreement.

  IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the date first above written.


                                        BARRIER FILMS LTD. - NEW YORK


                                        _________________________________
                                        Ronnie Shemesh, President


                                        OUTLOOK GROUP CORP.


                                        By:
                                            _____________________________
                                        Joseph J. Baksha, President





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